Exhibit 10.6

THIRD AMENDMENT
TO THE
PSS WORLD MEDICAL, INC. SAVINGS PLAN
AS AMENDED AND RESTATED

        This Third Amendment to the PSS World Medical, Inc. Savings Plan, as amended and restated, is made effective as of April 1, 2001.

W I T N E S S E T H:

        WHEREAS, the Company has previously adopted the PSS World Medical, Inc. Savings Plan (the “Plan”), which has been amended from time to time; and

        WHEREAS, the Company is authorized and empowered to further amend the Plan; and

        WHEREAS, the Company desires to change the Matching Contributions Allocations period from quarterly allocations to payroll period allocations, and

        WHEREAS, the Company also desires to change the eligibility requirements with respect to the Qualified Matching Contributions and Matching Contributions.

        NOW THEREFORE, the Plan, or any predecessor plan as may be necessary, is hereby amended as follows:

        Section 1.46 of Article I shall be amended in its entirety to read as follows:

1.46 “Matching Contributions Allocation Period” shall mean the period ending on the last day of each payroll period for Plan Years beginning after April 1, 2001, or such other periods as may be selected by the Investment Committee.”

        Paragraphs (b)(1) and (2) of Section 6.3 of Article VI shall be amended in their entirety to read as follows:

    (b)(1)        Except as otherwise provided in this Section 6.3(b), each Participant shall be eligible to share in the Qualified Matching Contributions provided that the Matching Contributions Allocation Period is not greater than quarterly. If the Matching Contributions Allocation Period is greater than quarterly, a Participant must be employed by their Employer on the last day of the Plan Year to be eligible to share in the Qualified Matching Contributions (or if his employment is terminated by his retirement, disability [as defined in section 8.2(b)] or death).

    (2)        Except as otherwise provided in this Section 6.3(b), each Participant shall be eligible to share in the Matching Contributions provided that the Matching Contributions Allocation Period is not greater than quarterly. If the Matching Contributions Allocation Period is greater than quarterly, a Participant must be employed by their Employer on the last day of the Plan Year to be eligible to share in the Matching Contributions (or if his employment is terminated by his retirement, disability [as defined in section 8.2(b)] or death).”

        All the provisions of the Plan not specifically mentioned in this Third Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Third Amendment.

        IN WITNESS WHEREOF, this Third Amendment has been executed this 6th day of June, 2003.

PSS WORLD MEDICAL, INC.
(Corporate Seal)
By: /s/ David D. Klarner Its: Vice President